UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 26, 2014 (March 26, 2014)

SILVER STREAM MINING CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52752
(Commission File No.)

9550 South Eastern Avenue
Suite 253
Las Vegas, Nevada   89123
(Address of principal executive offices and Zip Code)

(702) 818-1775
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT.

On March 20, 2014, we entered into a subscription agreement with Redstone Resources Corporation, a Nevada corporation (“Redstone”) wherein we agreed to invest, initially, a total of $500,000 paid $83,333 monthly over the next six months.  The funds we invest will be used to develop the Zonia Copper Project (“Zonia”) owned by Redstone.   Zonia is located in Yavapai County, Arizona, approximately 40 miles southwest of Prescott, Arizona.

In consideration of our investment, we will receive 2,500,000 shares of Redstone’s restricted shares of common stock at a purchase price of $0.20 or 4.94% of the total outstanding shares of Redstone common stock.  The payment is predicated upon us and Redstone entering into a more definitive agreement defining our rights and executing the same prior to making any further payments to Redstone.

Upon completion of the payment of the $500,000 aforesaid, we will make a $1,500,000 secondary investment to acquire an additional 7,500,000 shares of Redstone’s restricted shares of common stock at a price of $0.20 per share.  The additional acquisition will result in our ownership interest increasing to 19.76% of the total outstanding shares of common stock.  The purpose of the secondary investment is to perform additional reverse circulation and core drilling on the Zonia property.

Upon completion of the aforesaid secondary investment of US$1,500,000 we will have a twelve (12) month option period to make a third investment of US$4,500,000 to acquire an additional 22,500,000 shares of Redstone’s restricted shares of common stock at a price of $0.20 per shares which will result in our ownership to 44.45% of the total outstanding shares of Redstone common stock.  The purpose of the third investment is to complete a Definitive Feasibility Study for Zonia.

We will receive warrants which will give us the opportunity to acquire additional shares of Redstone common stock in order to increase our ownership interest to 61.87% of the total outstanding shares of common stock of Redstone.

Finally, we have the opportunity to increase our ownership to 75% of the total outstanding shares of common stock of Redstone in consideration of US$3,373,851.  We will be given the opportunity to increase our ownership in Redstone to 100% of the total outstanding shares of common stock of Redstone by a buyout of Redstone in consideration of US$6,426,149 USD or 7% of the Net Present Value of Redstone as determined by a feasibility study.

All of the foregoing is subject to the execution of the definitive agreement.  There is no assurance the definitive agreement will ever be executed or the additional payments will be made to Redstone.   Further there is no assurance that we will be successful in our future business endeavors by acquiring additional ownership interests in Redstone or mineralized material will ever be found on Zonia.

ITEM 7.01        REGULATION FD DISCLOSURE.

On March 26, 2014 we issued a press release and announced that we made an initial private placement investment into the Zonia Copper Project (“Zonia”) owned by Redstone Resources Corporation, a private Nevada Corporation. Zonia is located in Yavapai County, Arizona, approximately 40 miles southwest of Prescott, Arizona.

ITEM 9.01        EXHIBITS.

Exhibit	Document Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 26th day of March 2014.

SILVER STEAM MINING CORP.

BY:	TERRENCE BYBERG
Terrence Byberg, President